SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 16, 2005

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota		55107
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 16, 2005, we entered into a purchase agreement under which we agreed to sell $20 million aggregate principal amount of our floating rate convertible subordinated notes (the “Notes”) to the purchaser named in the agreement, which is a trust for the benefit of David C. Pratt.  The net proceeds from the offering, after deducting the estimated offering expenses payable by us, are expected to be approximately $20.0 million. A copy of the purchase agreement is filed as Exhibit 10 to this Current Report on Form 8-K and a copy of the form of Note is filed as Exhibit 4 to this Current Report on Form 8-K.  Paragraphs 1, 2 and 8 (and only these paragraphs) from a press release announcing this transaction are filed as Exhibit 99 to this Current Report on Form 8-K.  The remaining paragraphs of this exhibit are furnished with this Current Report.

The closing of the sale of the Notes occurred on August 16, 2005. The Notes and the shares of our common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933.  We offered and sold the Notes to the purchaser in reliance on the exemption from registration provided by Rule 506 promulgated under Regulation D.  We relied on this exemption from registration based in part on representations made by the purchaser in the purchase agreement.

The Notes are convertible at the option of the holder into shares of our common stock based on an initial conversion rate, subject to adjustment, of 62.5 shares per $1,000 principal amount of Notes (which represents an initial conversion price of $16.00 per share).  In the event the volume-weighted average closing price of our common stock equals or exceeds $24.00, we may thereafter, at any time, in lieu of payment of the principal and interest on the Notes, require the conversion of the entire unpaid principal amount of the Notes and all accrued interest, or any portion thereof, into our common stock.  Volume-weighted average closing price means the volume-weighted (based on the number of shares of our common stock traded on each day that the closing price is used in this calculation) average of the closing sale prices of our common stock on the securities exchange or automated quotation system where our common stock is listed on the 20 trading days with the highest closing sale prices out of any 30 consecutive trading dates.

The interest rate per annum for the Notes will initially be 7%.  The interest rate per annum will be reset semi-annually on the first day of each interest period commencing with the interest period beginning on August 17, 2007 and will be equal to the federal funds rate plus 3.50%; provided, that in no event shall (a) the change in interest rate in connection with any semi-annual adjustment exceed 0.25% or (b) the interest rate be less than 6% per annum or more than 8.5% per annum.  The amount of interest for each day a Note is outstanding will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the Note.  The amount of interest to be paid on a Note for each interest period will be calculated by adding the daily interest amounts for each day in the interest period.  Interest will be paid on each February 15 and August 16, commencing February 15, 2006, and at maturity.  On each interest payment date, we will pay interest for the period commencing on the next day immediately following the most recent interest payment date and ending on the then-current interest payment date.  This period is referred to as an interest period.  The first interest period will begin on and include August 16, 2005 and will end on and include February 15, 2006.

The Notes will mature on August 15, 2010.  We may prepay the Notes at any time at our option on or after August 15, 2007 at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest.

The Notes are general unsecured obligations of our company and are subordinated in right of payment to all of our other indebtedness, whether currently outstanding or incurred in the future (other than any indebtedness that by its terms is subordinated to or pari passu with the Notes).

In connection with the sale of the Notes, we provided certain registration rights to the purchasers.  Under the purchase agreement, we have agreed to file within 90 days of the date on which the Notes are first issued a shelf registration statement for resales of the shares of common stock issuable upon conversion of the Notes.  We are further obligated to use our best efforts to cause the shelf registration statement to become effective under the Securities Act of 1933 within 60 days after the date on which the shelf registration statement is filed (90 days in the event of a full review of the shelf registration statement by the Securities and Exchange Commission).

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

On August 16, 2005, our board of directors elected David C. Pratt as a member of our board of directors.  Mr. Pratt was also appointed to the compensation committee of our board of directors and the governance and nominating committee of our board of directors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 16, 2005, our board of directors elected David C. Pratt as a member of our board of directors.  Mr. Pratt was also appointed to the compensation committee of our board of directors and the governance and nominating committee of our board of directors.

On August 16, 2005, we sold $20 million of Notes to a trust, the beneficiary of which is Mr. Pratt.  The information provided by Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	4	Form of Floating Rate Convertible Subordinated Note

	10	Note Purchase Agreement, dated August 16, 2005, among the registrant and the purchaser named therein

99

Press release dated August 16, 2005 – This Exhibit 99 is filed with respect to paragraphs 1, 2 and 8 (and only these paragraphs) and is furnished with respect to the remaining paragraphs of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: August 16, 2005	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

4	Form of Floating Rate Convertible Subordinated Note	Filed Electronically
10	Note Purchase Agreement, dated August 16, 2005, among the registrant and the purchaser named therein	Filed Electronically
99

Press Release dated August 16, 2005 [Note: This Exhibit 99 is filed with respect to paragraphs 1, 2 and 8 (and only these paragraphs) and is furnished with respect to the remaining paragraphs of this exhibit.].

Filed Electronically